SECURITIES AND EXCHANGE COMMISSION

                         Washington, DC 20549

                               FORM 8K
                            CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934





                             Date of Report
              (Date of earliest event reported) - April 1, 1996




                        HIGH POINT FINANCIAL CORP.

            (Exact Name of Registrant as Specified in Charter)




                               NEW JERSEY
              (State or Other Jurisdiction of Incorporation)



              0-12430                     22-2426221
       (Commission File Number)   (IRS Employer Identification No.)


                   P.O. Box 460, Branchville, NJ 07826

                (Address of Principal Executive Offices)


                              (201) 948-3300

                      (Registrant's Telephone Number)








Item 5 - Other Events

     On April 1, 1996, the National Bank of Sussex County ("NBSC"), High Point Financial Corp.'s banking subsidiary, received a letter from its primary regulator, the Office of the Comptroller of the Currency (the "OCC"), dated March 27, 1996, advising that NBSC's stipulation and consent agreement
("the Consent Order") with the OCC has been terminated. NBSC entered into the Consent Order with the OCC on November 12, 1991. The Consent Order required NBSC to increase the level of its capital, submit a capital plan, enhance its lending policies and procedures, make certain revisions to its methodology for analyzing the adequacy of the allowance for possible loan losses, and enhance its asset/liability management policies and procedures. NBSC increased its capital in 1994.



                              SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        HIGH POINT FINANCIAL CORP.


                                    /S/Gregory W. A. Meehan
     April 10, 1996          BY:___________________________
                                   Gregory W. A. Meehan
                                   Vice President and Treasurer